Exhibit T3A-31.1

CERTIFICATE OF THE INCORPORATION OF A COMPANY

I hereby Certify that

PARADISE WIRELESS (JAMAICA) LIMITED

was **Incorporated** under the

Companies Act as a **Limited** Company

on the **THIRD** day of **FEBRUARY**

Two Thousand.

Given under my hand at Kingston this **SEVENTH** day of

FEBRUARY Two Thousand.

For Registrar of Companies

No. of Company **62377.**

No:62,377

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Whereas PARADISE WIRELESS (JAMAICA) LIMITED

was incorporated as a limited company under the Companies Act on the

THIRD day of **FEBRUARY** Two Thousand.

And Whereas by special resolution of the Company and with the approval of

the Registrar it has changed its name

Now therefore I hereby certify that the Company is a limited company

incorporated under the name of **CENTENNIAL DIGITAL JAMAICA LIMITED**

Given under my hand at Kingston, this **SEVENTH** day of

JULY Two Thousand.

Registrar of Companies

No: 62,377

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

CENTENNIAL DIGITAL JAMAICA LIMITED formerly
PARADISE WIRELESS (JAMAICA) LIMITED

was incorporated as a limited company under the Companies Act on the

THIRD day of **FEBRUARY** Two Thousand.

And Whereas by special resolution of the Company and with the approval of

the Registrar it has changed its name

Now therefore I hereby certify that the Company is a limited company

incorporated under the name of

OCEANIC DIGITAL JAMAICA LIMITED

Given under my hand at St. Andrew, this **FOURTEENTH** day of

NOVEMBER Two Thousand and Two.

for **Registrar of Companies**

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